Exhibit 11.1

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                                                                                     Six Months

                                                                                  Ended August 31,

                                                                                  2000               1999
                                                                            ----------------- -- ----------------
                                                                               (Amounts in thousands,
                                                                               except per share data)
Basic

   Net earnings applicable to common stock                                      $174,494             $209,882
                                                                            ================    =================


   Average shares outstanding                                                    114,047              112,871
                                                                            ================    =================

   Per share amount                                                                $1.53                $1.86
                                                                            ================    =================


Diluted

   Net earnings applicable to common stock                                      $174,494             $209,882
                                                                            ================    =================


   Average shares outstanding                                                    114,047              112,871
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the average market price.                                                     3,180                4,568
                                                                            ----------------    -----------------

         Total average shares                                                    117,227              117,439
                                                                            ================    =================

  Per share amount                                                                 $1.49                $1.79
                                                                            ================    =================

